Exhibit 23.3

                             CONSENT OF INDEPENDENT

                          CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors of
   nStor Technologies, Inc.


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated April 14, 2001, relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries and of our report dated February 9, 2001, relating to the schedules appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2002. Our reports contain an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman, LLP

Costa Mesa, California

April 14, 2003